UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2016

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36520	46-5037387
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2941 Lake Vista Drive
Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 7, 2016, Adeptus Health Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series A Purchase Agreement”) with funds affiliated with Sterling Partners, co-founders Rick Covert, the vice chairman of the Company’s board of directors, and Dr. Jack Novak, and Thomas S. Hall, the Company’s former chief executive officer (the “Series A Purchasers”), pursuant to which the Series A Purchasers purchased from the Company an aggregate of 27,500 shares of new Series A Preferred Stock (the “Series A Preferred Stock”) for an aggregate purchase price of $27.5 million, at a price of $1,000 per share (the “Series A Original Issue Price”).  The Series A Purchase Agreement contains customary representations, warranties and covenants from the Company and the Series A Purchasers relating to the transaction. The Company received approximately $21.9 million in funds and issued 21,893 shares of Series A Preferred Stock on November 7, 2016 (the “Series A Issuance Date”) and expects to receive the remaining $5.6 million and issue the remaining shares over the next several days.

Dividends. As set forth in the Certificate of Designation of the Series A Preferred Stock of the Company (the “Series A Certificate of Designation”), when and as declared by the Board of Directors, the Company shall pay preferential dividends in cash (the “Preferred Return”).  The Preferred Return shall be payable in arrears on a quarterly basis on the 15th of each March, June, September and December, commencing on March 15, 2017, and accumulate daily at the rate of 8.0% per annum, commencing on the Series A Issuance Date. To the extent such dividends are not declared and paid, such dividends will accumulate. No dividends shall be payable on or repurchases made with respect to any of the Company’s common stock or other securities ranking junior to the shares of Series A Preferred Stock to the extent there are any accumulating and unpaid dividends on the shares of Series A Preferred Stock.  The holders of the shares of Series A Preferred Stock will not be entitled to any dividends except for the Preferred Return.

Voting Rights. The holders of the Series A Preferred Stock have no voting rights other than voting rights prescribed by law or as specifically provided in the Certificate of Designation.  The approval of holders of a majority of the outstanding shares of Series A Preferred Stock is required for (i) the issuance by the Company of any series of capital stock ranking senior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, (ii) the incurrence by the Company or any of its subsidiaries of new indebtedness (excluding non-recourse indebtedness) in excess of $400.0 million in the aggregate or (iii) the amendment, alteration or repeal of any provision of the certificate of designation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock..

Liquidation Value. In the event of any liquidation or winding up of the Company (whether voluntary or involuntary), the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of the common stock a per-share amount equal to the $1,000 purchase price, plus any accumulated and unpaid dividends (the “Liquidation Value”). After the payment of the Liquidation Value, the holders of the Series A Preferred Stock will not be entitled to participate in distributions to the holders of the Company’s common stock.

Change of Control. During the 30 day period following the consummation of a transaction constituting a “change of control” (as defined in the Series A Certificate of Designation) each Series A Purchaser will have the right upon three business days’ notice to the Company to cause the Company to redeem any or all of the shares of Series A Preferred Stock held by such Series A Purchaser. Such redemption will be at a purchase price equal to the then-current Liquidation Value.

Redemption. The Company will have the right to redeem the Series A Preferred Stock upon three business days’ notice to the holders. Such redemption will be at a purchase price equal to: (i) 104% of the Liquidation Value at any time prior to the twelve-month anniversary of the Series A Issuance Date; (ii) 102% of the Liquidation Value at any time on or after the twelve-month anniversary of the Series A Issuance Date and prior to the twenty-four-month anniversary of the Series A Issuance Date; or (iii) the Liquidation Value at any time on or after the twenty-four-month anniversary of the Series A Issuance Date. On the tenth anniversary of the Series A Issuance Date, any remaining shares of the Series A Preferred Stock outstanding shall be redeemed by the Company at a price per share equal to the then-current Liquidation Value.

At such time as the Company reports Adjusted EBITDA (as such term is defined and calculated pursuant to the Company’s earnings release for the second quarter of 2016) of $125.0 million or more (on a trailing twelve-month basis) for two consecutive fiscal quarters, the Company agrees, subject to compliance with its credit agreements, to use commercially reasonable efforts (as determined by the Company’s board of directors in its sole discretion) to effectuate one or more refinancing transactions resulting in the redemption of all of the outstanding shares of Series A Preferred Stock pursuant to the redemption provisions described in the second preceding paragraph (subject to the waiver of any applicable redemption premium).

Ranking.  With respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, all shares of the Series A Preferred Stock rank senior to all junior securities, including the Company’s common stock.

Restrictions on Transfer. Until the third anniversary of the Series A Issuance Date, the Series A Preferred Stock may not be transferred, except in certain circumstances specified in the Certificate of Designation.

The issuance of the Series A Preferred Stock was approved by the previously established special committee of independent directors of the Company.

The foregoing descriptions of the Series A Purchase Agreement and the Series A Certificate of Designation in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Series A Purchase Agreement and the Series A Certificate of Designation, copies of which are filed as Exhibit 10.1 and Exhibit 3.1, respectively, to this Current Report and incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The Series A Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration of the resale of the Series A Preferred Stock or an applicable exemption from the registration requirements of the Securities Act. The Series A Preferred Stock was sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Each investor provided written representations to the Company regarding its suitability to invest in the Series A Preferred Stock, including, without limitation, a representation that such investor qualifies as an “accredited investor” as that term is defined under Rule 501(a) promulgated under the Securities Act.  The Company did not engage in general solicitation in connection with the sale of the Series A Preferred Stock.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of the Series A Preferred Stock of Adeptus Health, Inc.
10.1	Securities Purchase Agreement, dated as of November 7, 2016, by and among Adeptus Health, Inc. and the purchasers set forth therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)
	By:	/s/ Frank R. Williams Jr.
	Name:	Frank R. Williams Jr.
	Title:	Chief Financial Officer

November 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of the Series A Preferred Stock of Adeptus Health, Inc.
10.1	Securities Purchase Agreement, dated as of November 7, 2016, by and among Adeptus Health, Inc. and the purchasers set forth therein